UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 3, 2008
Home Solutions of America, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31711	99-0273889
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1340 Poydras Street, Suite 1800, New Orleans, Louisiana 70112
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:	(504) 593-9499

Former name or address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements
     Home Solutions of America, Inc. (the “Company”) entered into Amendment No. 2 to Forbearance Agreement (the “Amendment”) with its lenders under its Revolving Credit Facility, Term Loan and letter of Credit Facility (the “Credit Agreement”). Pursuant to the Amendment, among other things, the lenders consented to the sale of the Company’s PW Stephens subsidiary (“PWS”), as further detailed below, the proceeds of which would immediately be payable to the lenders. Consent of the lenders was subject to the following conditions: (1) delivery to the lenders of a fully executed agreement regarding the sale of PWS, (2) remittance to the lenders of 100% of all accounts receivable collected by PWS from June 15, 2008 through the day before the closing of PWS, (3) delivery to the lenders of a form of warrant to acquire 2,100,000 shares of the Company’s common stock, (4) delivery of evidence of a bridge funding commitment to the Company of at least $5.5 million, and (5) an additional funding commitment to the Company from its Chairman, Michael J. McGrath, Jr.. The additional funding commitment provided by Mr. McGrath, as further described below, effectively guaranteed that the remaining $2.0 million in letters of credit issued pursuant to the bank facility, in each case, be replaced or cash collateralized on or before August 1, 2008. In conjunction with remittance of accounts receivable collections through July 3, 2008 and investments in Series C-2 Preferred Stock (as detailed below), amounts repaid to the lender under the forbearance agreement, as amended, totaled $10.5 million. Accordingly, the Company is now relieved of any further principal remittances to the bank syndicate, including any future receivables or cash collections, and the Company’s remaining obligations to its bank lenders are (1) to issue warrants to acquire 2,100,000 shares of its common stock, and (2) to replace or cash collateralize the letters of credit, in each case on or before August 1, 2008. A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated by reference herein.
     On July 3, 2008, the Company entered into two Preferred Stock Purchase Agreements (the “Agreements”), one with EvenFlow Funding, LLC (“EvenFlow”), a company beneficially owned by Mr. McGrath, and the second with MT Trading LLC (“MT”) and Sondra Beit (“Beit”). Pursuant to the Agreements, EvenFlow, MT and Beit agreed to initially purchase 150,000 shares, 100,000 shares and 50,000 shares, respectively, of the Company’s Series C-2 Preferred Stock, par value $0.001 per share (the “C-2 Preferred Stock”), for a purchase price of $10.00 per share. The Company has filed a Certificate of Designation (the “Certificate of Designation”), in the form attached as Exhibit A to each of the Agreements, with the Secretary of State of the State of Delaware, which creates the rights and authorizes the Company to issue up to 300,000 shares of the Series C-2 Preferred Stock. The Certificate of Designation amended and restated a certificate of designation that was previously filed by the Company and that created the rights and authorized the Company to issue up to 350,000 of the Company Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”). Pursuant to the Certificate of Designation, the Series C Preferred Stock, of which all 350,000 shares outstanding had been owned by EvenFlow, was exchanged for the Company’s Series C-1 Preferred Stock, par value $0.001 per share (the “C-1 Preferred Stock”). Pursuant to the Certificate of Designation, the Company is authorized to issue up to 600,000 shares of C-1 Preferred Stock, including the 350,000 shares of such stock now owned by EvenFlow.
     Each share of C-2 Preferred Stock will receive a cumulative dividend, which shall accrue and be payable quarterly in arrears in cash or, at the option of the holder, in shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), of the greater of (i) 13% per annum (based on any accrued and unpaid dividends attributable to such shares plus the greater of (x) $10.00 per share of C-2 Preferred Stock or, (y) in the case of a liquidation of the Company, the per share amount that share of Preferred Stock would have received had they been converted into common stock immediately prior to such liquidation (the “Liquidation Preference Amount”)), or (ii) the dividends that would have accrued on such shares if they had been converted into Common Stock immediately prior to the record date of any dividend declared on Common Stock during the applicable quarterly period. Dividends on shares of C-2 Preferred Stock will be paid in preference to payment of any dividend or distributions on any shares of Common Stock or other stock of the Company. Shares of C-2 Preferred Stock are convertible into a number of shares of Common Stock equal to the quotient of the Liquidation Preference Amount divided by $1.00, subject to adjustment for certain specified events. Shares of C-2 Preferred Stock may be redeemed by the Company at any time for $12.50 per share, subject to adjustment for certain specified events (the “Applicable Redemption Price”), provided that the Company may redeem any shares of C-2 Preferred Stock within 90 days of the date of their issuance for $11.00 per share, as further detailed below. Upon the occurrence of a Major Transaction or a Triggering Event (each as defined in the Agreement), or at any time after June 15, 2013, the holder of any shares of C-2 Preferred Stock may require the Company to redeem for cash all or a portion of such holders’ shares at a price per share equal to the Applicable Redemption Price.
     Pursuant to the Agreements, the Company has also to issued EvenFlow, MT and Beit warrants to purchase up to 3,000,000 shares, 2,000,000 shares and 1,000,000 shares, respectively, of the Company’s common stock for $0.01 per share. The form of warrant is attached as Exhibit B to each of the Agreements. The Company has the right to redeem any shares of the C-2 Preferred Stock at 110% of par within 90 days, and if it does so then 15 of the Warrant Shares for every 1 share of C-2 Preferred Stock redeemed shall expire. After the 90 days, the any shares of C-2 Preferred Stock are redeemable at 125% of par, and if the Company redeems any such shares then 10 of the Warrant Shares for every 1 share of C-2 Preferred Stock redeemed shall expire.
     The Agreements provides EvenFlow, MT and Beit registration rights which provide that EvenFlow, MT and Beit can require the Company to file a registration statement with the Securities and Exchange Commission covering the Common Stock issuable or issued to EvenFlow, MT and Beit (or any subsequent holder) upon conversion of the C-2 Preferred Stock or exercise of the warrants. A copy of each of the Agreements and the exhibits thereto is attached hereto as Exhibit 10.2 and 10.3 and are incorporated by reference herein.
     In addition, as noted above, Mr. McGrath has also agreed to fund an additional $2.0 million of equity to the Company to ensure that the bank letters of credit are replaced or cash collateralized. In addition, Mr. McGrath personally guaranteed a $500,000 loan made by the purchasers of PWS in connection with that transaction, as described below. In consideration for Mr. McGrath’s $2.0 million commitment and guaranty of the $500,000 loan, the Company agreed, by September 1, 2008, to pay Mr. McGrath $250,000 or to issue Mr. McGrath (or, at his election, EvenFlow) a warrant for the purchase of 373,134 shares of the Company’s common stock. In addition, should Mr. McGrath pay any amounts to the Company under the commitment or guaranty, the Company agreed to issue Mr. McGrath (or, at his election, EvenFlow) one share of the Company’s C-1 Preferred Stock per $10.00 paid and warrants to purchase 20 additional shares of common stock for every share of preferred stock that is issued. A copy of the equity commitment letter is attached hereto as Exhibit 10.4 and incorporated by reference herein.
     On July 3, 2008, the Company sold substantially all the assets and liabilities of PWS to an entity controlled by PWS management as well as a member of the Company’s Board of Directors. The purchase price was $5.0 million in cash, an amount that was reduced by $700,000 with respect to cash distributed by PW Stephens by the Company prior to the sale. In connection with the sale transaction, $500,000 of the sale proceeds were lent by PWS to another Company subsidiary which issued a $500,000 promissory note payable September 1, 2008, guaranteed by Mr. McGrath. The promissory note and the guarantee were among the assets conveyed to the buyers of the PWS business. Net cash proceeds realized by the Company totaled $3.8 million. A copy of the Asset Purchase Agreement pursuant to which the assets and liabilities of PWS were purchased is attached hereto as Exhibit 10.5 and incorporated by reference herein.
Item 2.01 Completion of Acquisition or Disposition of Assets
     The information provided under Item 1.01 in this Current Report on Form 8-K regarding the completion of disposition of assets is incorporated by reference into this Item 2.01. The Company sold its PW Stephens subsidiary on July 3, 2008 for the cash and other consideration as described under Item 1.01.
Item 3.02 Unregistered Sale of Equity Securities
     The information provided under Item 1.01 in this Current Report on Form 8-K regarding the issuance of Preferred Stock pursuant to the Agreement is incorporated by reference into this Item 3.02. The securities issued pursuant to the Agreement did not involve a public offering and were issued to “accredited investors” as defined under Regulation D promulgated under the Securities Act of 1933, as amended, and as such were issued pursuant to exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 3.03 Material Modification to Rights of Securities Holders
     The information provided under Item 1.01 in this Current Report on Form 8-K regarding the filing and terms and conditions of the Certificate of Designation is incorporated by reference into this Item 3.03. The Common Stock and other stock of the Company was materially limited or qualified by that filing of the Certificate of Designation and issuance of the Preferred Stock, as described under Item 1.01.
Item 8.01 Other Events
     Effective July 7, 2008, the Company completed its previously announced relocation of its corporate offices from Dallas, Texas to New Orleans, Louisiana. The Company’s new address is 1340 Poydras Street, Suite 1800, New Orleans, Louisiana 70112. The Company’s new telephone number is (504)593-9499.
FORWARD LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “can” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential,” and other similar words and expressions of the future. Forward-looking statements may not be realized due to a variety of factors, including, without limitation, future economic, competitive and market conditions, regulatory framework, and future business decisions, and the other factors referenced in our Annual Report on Form 10-K for the year ended December 31, 2006, which contains a list of specific risk factors that could cause actual results to differ materially from those indicated by our forward-looking statements made in this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
4.2	Amendment No. 2 to Forbearance Agreement dated as of June 27, 2008

10.2	Preferred Stock Purchase Agreement between Home Solutions of America, Inc. and Evenflow Funding, LLC, dated as of July 3, 2008

10.3	Preferred Stock Purchase Agreement between Home Solutions of America, Inc. and MT Trading LLC and Sandra Beit dated as of July 3, 2008

10.4	Equity Commitment Letter from Evenflow Funding, LLC and Michael J. McGrath to Home Solutions of America, Inc. and Texas Capital Bank National Association, dated as of July 3, 2008

10.5	Asset Purchase Agreement among P.W. Stephens, Inc., as Seller, Home Solutions of America, Inc., as Parent, and P.W. Stephens Environmental, Inc., as Buyer, dated as of July 3, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Solutions of America, Inc.
Date: July 10, 2008	By:	/s/ James M. Grady
		Name:	James M. Grady
		Title:	Interim Chief Financial Officer

Exhibit Index

4.2	Amendment No. 2 to Forbearance Agreement dated as of June 27, 2008

10.2	Preferred Stock Purchase Agreement between Home Solutions of America, Inc. and Evenflow Funding, LLC, dated as of July 3, 2008

10.3	Preferred Stock Purchase Agreement between Home Solutions of America, Inc. and MT Trading LLC and Sandra Beit dated as of July 3, 2008

10.4	Equity Commitment Letter from Evenflow Funding, LLC and Michael J. McGrath to Home Solutions of America, Inc. and Texas Capital Bank National Association, dated as of July 3, 2008

10.5	Asset Purchase Agreement among P.W. Stephens, Inc., as Seller, Home Solutions of America, Inc., as Parent, and P.W. Stephens Environmental, Inc., as Buyer, dated as of July 3, 2008

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